                                                                   EXHIBIT 10.24

                          AGREEMENT FOR SUB-SUBLEASE

          This AGREEMENT FOR SUB-SUBLEASE (the "Agreement") is made this 20th day of May 1998 at Travis County, Texas by and between The Software Atelier L.L.C., a Texas limited liability company ("Software Atelier") and Empower Health Corporation ("Empower Health") (together the "Parties").

                                   RECITALS

          WHEREAS on March 20, 1998, RGK Rentals Ltd., a Texas limited partnership and the fee owner of the building at 8920 Business Park Drive, Austin, Texas ("RGK") (the "Building"), as lessor, has entered into a lease with ASF, a Delaware corporation ("ASF"), as lessee, for the whole Building together with the related parking, driveways and landscaped areas, more particularly described in such lease (the "Premises") attached hereto as Exhibit A to Appendix 1 (the "Main Lease"); and

          WHEREAS Software Atelier, as sublessee, has entered into a sublease agreement attached hereto as Appendix 1, with ASF, as sublessor, on April 20, 1998 for two floors of office space in the Building (the "Subleased Premises") (the "Main Sublease"); and

          WHEREAS Empower Health, as sub-sublessee, desires to lease a portion of the. premises subleased by Software Atelier, as sub-sublessor, under the Main Lease and Software Atelier desires to grant such demise,

          NOW THEREFORE the Parties enter into this Agreement to formalize their intentions.

          AGREEMENT

          1.   Interpretation.

               1.1. Capitalized terms used in this Agreement shall have the same meanings as those terms in. the Main Lease, unless otherwise defined herein.

               1.2. Headings used in this Agreement are for convenience only and should not be used to interpret the provisions of this Agreement.

               1.3. References to paragraphs and appendices are to paragraphs and appendices of this Agreement unless otherwise noted.

               1.4. Words of any gender used in this Agreement shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context requires otherwise.

               1.5. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                      1.5.1. "Annual Rent Per Square Foot Rates" shall mean the annual rent per square foot rates for the time periods shown in paragraph 7.1.

                      1.5.2. "Base Area" shall mean the area defined in paragraph 9.1.

                      1.5.3. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building made available for the common and joint use and benefit of occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to ASF, Software Atelier, Empower Health and Empower Health's employees and invitees.

                      1.5.4. "Date of this Agreement" shall mean the date first above written.

                      1.5.5. "Empower Health Premises" shall mean the premises demised under this Agreement, more particularly defined in paragraph 2.

                      1.5.6. "Hazardous Substance" shall mean any. substance that has toxic, corrosive, flammable or reactive properties and that is regulated by the State of Texas or the United States Government. Hazardous Substances include, but are not limited to, asbestos, polychlorobiphenyls
(PCBs), flammable explosives, radioactive materials, chemical carcinogens, pollutants, effluent contanimants, emmissions and petroleum.

                      1.5.7. "Member Companies" shall mean those companies who rent space in the Building from Software Atelier and may be provided other services by Software Atelier.

                      1.5.8. "Pro Rata Share" shall mean the ratio of Empower Health Premises total rentable area to the total rentable area of the Building (53,984 square feet);

                      1.5.9. "Rent" shall mean the sum of the Base Rent (as defined in paragraphs 7.1 to 7.4) and Empower's Add-On (as defined in paragraph 7.5).

                      1.5.10. "Software Atelier Private Equity Fund" or "Fund" shall mean the fund related to the venture limited partnership which Software Atelier is attempting to form in which Software Atelier will be the General Partner and may consist of between $4 million and $ 10 million.

                      1.5.11. "Security Deposit" shall mean the security deposit of $10,633 (ten thousand six hundred thirty-three dollars) pre-paid to Software Atelier by Empower Health on May 6, 1998 under the Letter of Donald Hackett of May 6, 1998, a copy of which is attached hereto as Appendix 2.

                      1.5.12. "Term" shall mean the term of this Agreement as defined in paragraph 3;

                      1.5.13. "Utilities" shall mean the utilities provided by RGK and ASF under the Main Lease and Main Sublease, respectively, including but not limited to 24 hour heating, ventilation and air conditioning, gas, water and electricity for the Building;

          2. Demise. In consideration for the mutual promises contained herein, Software Atelier hereby demises and leases exclusively to Empower Health and Empower Health hereby takes sections of that portion of the Building known as the "Second Floor North" as shown on the plan attached hereto as Exhibit 13 to Appendix 1 to Empower Health during the Term, subject to the terns of the Main Lease, Main Sublease and the provisions of this Agreement, according to the following schedule (the "Empower Health Premises"), TO HAVE AND HOLD:

                                                       Rentable Space
                      Period                            (square feet)
     The Date of this Agreement - Sept. 30, 1998     5,800* (Base Area)
     Oct. 1, 1998 - Dec. 31, 1998                           8,120*
     Jan. 1, 1999 - Oct. 31, 2000                          11,020*

          *Rentable space shall include a common area factor of 16%, which relates to the 16% ratio of the common area of the Building to the total space of the Building.

          3. Term. The Term of this Sublease shall commence on the Date of this Agreement and end on October 31, 2000, unless otherwise terminated under this Agreement.

          4. Covenants of Main Lease and Main Sublease. This Agreement is subject to and subordinated to the Main Lease and Main Sublease. Except as may be inconsistent with the terms hereof, all the covenants of RGK under the Main Lease and ASF under the Main Sublease are applicable to this Agreement with the same force and effect as if Software Atelier was the landlord under the Main Lease and Main Sublease.

          5. Duty to Prevent Forfeiture. Software Atelier shall perform all of the tenant's obligations under the Main Sublease during the Term. including the payment of all rent and its pro rata share of increases in Forecast Additional Rental and Additional Rental (as defined in the Lease) in excess of the Forecast Additional Rental for 1998 and the Additional Rental for 1998. 1998 shall be the base year for measuring such increases. Software Atelier shall neither do nor permit anything to be done, nor omit to do anything which would cause the Main Sublease to be terminated or forfeited by reason of `my right of termination or forfeiture reserved or vested in ASF under the Main Lean.

          6.   Warranty. Software Atelier represents and warrants that:

               6.1. it is the sole owner of the sublessee's interest under the Main Sublease and it has not sold, assigned, sublet, transferred, mortgaged or otherwise conveyed or encumbered its interest as sublessee in the Main Sublease;

               6.2. it has all right power, legal capacity and authority to enter into and perform its obligations under this Agreement;

               6.3. except for the approval of ASF under the Main Sublease which Software Atelier shall obtain on the Date of this Agreement, no approvals and consents are necessary for Software Atelier to perform its obligations under the Main Sublease;

               6.4. execution of this Agreement and performance of the obligations of Software Atelier herein will not violate any law applicable to Software Atelier,

               6.5. as of the date hereof, no event of default exists under the Main Sublease, nor is Software Atelier aware of any default or breach of any of the provisions of the Main Lease;

               6.6. Software Atelier has not undertaken any act or omission, which may, after the passage of time, constitute a default under the Main Sublease; and

               6.7. the Utilities shall be provided to the Empower Health Premises in such amounts and quality as is adequate for Empower Health's intended use.

          7.   Payment of Rent.

               7.1. Empower Health agrees to pay Software Atelier base rent for the Empower Health Premises in accordance with the rent schedule set forth below (the "Base Rent"):

                                                           Annual Rent Per
               Period                     Monthly Rent       Square Foot
     The Date of this Agreement -           $10,633             $22.00
     Sept. 30, 1998

     Oct. 1, 1998 - Dec. 1, 1998            $14,887             $22.00

     Jan. 1, 1999 - July 31, 1999           $20,203             $22.00

     Aug. 1, 1999 - Oct. 31, 2000           $20,663             $22.50

               7.2. For the rental period commencing on the Date of this Agreement and ending on the eve of 7.2. the day marking one month from the Date of this' Agreement (the "First Month Anniversary"), Software Atelier shall apply the $10,633 (ten-thousand six hundred thirty-three dollars) paid to Software Atelier by Empower Health's prepayment of rent on May 6, 1998 under the Letter of Donald Hackett of May 6, 1998, a copy of which is attached hereto as Appendix
2. Thereafter, Rent shall be payable monthly in advance on the first day of each calendar month during the Term. The second payment of Rent (minus any deductions for failure to deliver the Empower Health Premises on the a Delivery Date as described in paragraph 8) therefore shall be due on June 1, 1998 and shall be applied to the period of the First Month Anniversary through the eve of the day marking the second month from the Date of this Agreement. If the Term ends on a day other than the first or last day of a rental month, the Rent for the partial months shall be prorated on a per them basis.

               7.3. Payment of Base Rent shall cover the Pro Rata Share of the following services which Empower Health shall receive and Software Atelier shall provide as part of this Agreement during the Term: all Utilities for the Empower Health Premises and the Common Areas; janitorial service for the Empower Health Premises and the Common Areas; security for the Empower Health Premises and the Common Areas; Building receptionist; maintenance for the Common Areas; Building taxes; use of the following Common Areas: breakroom, workout room and showers located on the second. floor, use of PBX, voice mail systems and installed computer cabling.

               7.4. Base Rent shall not include the following: any build-out; telephone handsets, inbound and outbound telephone circuits; communications moves, adds or changes. These items may be arranged through Software Atelier for additional charges.

               7.5. Empower Health shall pay its Pro Rata Share of any increases in Forecast Additional Rental and Additional Rental (as defined such terms are defined in the Main Lease) from the Forecast Additional Rental for 1998 and the Additional Rental for 1998 (together, "Empower's Add-On").

               7.6. Empower Health may rent additional space in the Building during the Term, subject to the execution of a mutual agreement of the Parties as evidenced by an amendment to this Agreement and ASF's consent to such amendment. For each square foot of additional space rented by Empower Health during the Term beyond that set forth in schedule shown in paragraph 7.1, Empower Health shall pay Base Rent at the Annual Rent Per Square Foot Rates.

          8.   Software Atelier's Work.

               8.1. Software Atelier shall fit out the Empower Health Premises in accordance with Software Atelier's obligations as set forth in the work letter in Appendix 3 ("Software Atelier's Work").

               8.2. Software Atelier shall deliver the Empower Health Premises to Empower Health with all of Software Atelier's Work completed on or before the date falling ten (10) calendar days from the Date when Empower Health provides the Software Atelier with specifications or requirements for work outlined in appendix 3. For every day after the Delivery Date, on which Software Atelier's Work is not complete, the Parties have negotiated and agreed `deducted from the because of the difficulty of ascertaining damages that there shall be Rent the money which would otherwise be due as Rent on a per diem basis (e.g., $354 per day).

               8.3. If Software Atelier is delayed in completing Software Atelier's Work by strike, shortages of labor or materials, delivery delays or other matters beyond the reasonable control of Software Atelier, then Software Atelier shall give notice thereof to Empower Health and the Delivery Date shall be postponed for an equal number of days as the delay as set forth in the notice.

               8.4. If, however, delays exceed thirty (30) days, then Empower Health upon notice to Software Atelier shall have the right to terminate this Agreement without liability to Empower Health. In case of such termination, the Parties have negotiated and agreed that Empower Health's fair and reasonable damages shall be all the actual expenses which Empower Health has incurred in negotiating this Agreement in reliance upon Software Atelier's representation that Software Atelier's Work would be completed by the Delivery Date (the "Termination Damages"). Software Atelier shall pay Empower Health such Termination Damages upon presentation of an invoice with supporting documentation by Empower Health.

          9.   Software Atelier's Covenants.

               9.1. Upon notice from Empower Health given preferably 60 days in advance, that Empower Health will not need all of the Empower Health Premises beyond the base am of 5800 rentable square feet (the "Base Area"), Software Atelier shall make an aggressive best faith effort to lease the unneeded portion of the Empower Health Premises ("Unneeded Premises") to third parties. Software Atelier shall offer any of its prospective tenants the Unneeded Premises as a priority before any of the other available Subleased Premises. Software Atelier shall. endeavor to make such third party leases consistent in term with Empower Health's expected future needs for space.

                      9.1.1. If Software Atelier can lease the whole of such Unneeded Premises, any rent from third party leases shall be applied to reduce Empower Health's obligations to Pay Rent for space in excess of the Base Area.

                      9.1.2. If Software Atelier cannot lease any of such Unneeded Premises, then at any time after October 1, 1998 and contingent on the creation of the Fund, Software Atelier shall reduce by half Empower Health's obligations to pay Rent for such Unneeded Premises.

                      9.1.3. If Software Atelier can only lease a part of such Unneeded Premises, then (i) with regard to the portion of such Unneeded Premises occupied under a third party lease or leases, Empower Health shall not be obliged to pay Rent and
(ii) with regard to the remaining portion of the Unneeded Premises and contingent on. the creation of the Fund, Software Atelier shall reduce by half Empower Health's obligations to pay Rent.

               9.2. Software Atelier shall notify Empower Health if it obtains knowledge that ASF has committed a default or breach of the Main Lease such that RGK could elect to exercise one of its "Remedies in Default" under section 15 of the Main Lease.

               9.3. If ASF under the Main Sublease or RGK under the Main Lease fail to perform any of their respective obligations, including without limitation any obligations to maintain, repair or restore any portion of the Empower Health Premises, or to operate, maintain, repair or restore the Common Areas, Software Atelier shall, immediately upon receipt of notice from Empower Health, use diligent efforts to compel ASF to (i) perform its obligations under the Main Sublease or (ii) compel RGK to perform RGK's obligations under the Main Lease. Without limiting the foregoing, Empower Health shall have the same right to bring suit, jointly with Software Atelier or, with Software Atelier's prior consent (which shall not be unreasonably withheld, delayed or conditioned), unilaterally, against ASF to specifically enforce such obligations. Software Atelier agrees upon the request of Empower Health to assign to Empower Health, during the Term jointly the right or claim which Software Atelier may have under the Main Sublease to specifically enforce such obligations.

          10. Empower Health's Covenants. Empower Health shall comply with the Rules and Regulations of the Building provided in Exhibit B attached to the Main Lease in so far as such Rules and Regulations relate to the Empower Health Premises.

          11. Quiet Enjoyment. So long as Empower Health is not in default under the terms and provisions of this Agreement, Empower Health shall peaceably hold and enjoy the Empower Health Premises during the Term.

          12. Signs. Empower Health shall have all of the rights of Software Atelier as tenant under the Sublease to place its exterior signs on the Building subject to ASF and City of Austin design approval.

          13. Parking. During the Term, Software Atelier shall provide and Empower Health shall have the right to occupy a minimum of fifty (50) parking spaces in the parking area adjacent to the Building at no cost to Empower Health.

          14. Hazardous Substances. Software Atelier warrants and represents to Empower Health as follows:

               14.1. During the period that Software Atelier has subleased the Empower Health premises, there has been no storage, production, transportation, disposal, treatment or release of any Hazardous Substances on or in the Empower Health Premises. There are no sources of Hazardous Substances on the grounds of the Building..

               14.2. Software Atelier, its agents, employees, contractors, have complied in all respects with all laws. (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over the Empower Health Premises concerning pollution or protection of the environment.

               14.3. Without limiting the generality of the preceding paragraph 14.2, Software Atelier and its agents, employees, contractors have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under such laws, and has complied, in all respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

               14.4. Software Atelier hereby agrees to indemnify and hold harmless Empower Health from and against and to reimburse Empower Health with respect to, any and all claims, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every character, known or unknown, fixed or contingent, asserted against or incurred by Empower Health at any time arising out of the presence of any Hazardous Substances on the Empower Health Premises or in, on or under the Building, the presence of which was caused by an act or omission of Software Atelier or its agents, employees, contractors or its former tenants and those tenants' respective agents, employees or contractors. Software Atelier's agreement to so indemnify and hold harmless Empower Health under this paragraph 14.4 shall survive the termination of this Agreement.

          15. Indemnity for Software Atelier. Provided (i) Software Atelier is not in default in the performance of its obligations under this Agreement, (ii) ASF and Software Atelier are not in default in the performance of their obligations in the Main Sublease, and (iii) ASF is not in default in the performance of its obligations in the Main Lease, Empower Health agrees that:

               15.1. it will indemnify and hold Software Atelier harmless from all suits, claims and actions of every kind by reason of any breach, violation or nonperformance of any term or condition on the part of the Empower Health under this Agreement,

               15.2. it will indemnify and hold Software Atelier harmless from, and against all. suits, claims, actions, damages, liabilities and expenses, asserted against Software Atelier on account of injuries to persons or damage to property to the extent that any such damage or injury may be caused, either proximately or remotely, by any act or omission of Empower Health or any of its agents, servants, employees, contractors or invitees on the Empower Health Premises, or if any such injury or damage may in any other way arise from or out of the occupancy or use of the Empower Health Premises by Empower Health, its agents, servants, employees, contractors or invitees, except in all instances as may be caused in whole or in part by the negligence or willful misconduct of Software Atelier or ASF.

               15.3. The provisions of this paragraph 15 are for the benefit of Software Atelier in relation to the Empower Health Premises only, and no right of action shall accrue under this paragraph 15 to any third party by way of subrogation or otherwise.

          16.  Indemnity for Empower Health.

               16.1. Software Atelier and ASF, by ASF's consent to this Agreement agree to indemnify and hold Empower Health harmless for all suits, claims, actions, damages, liabilities and expenses asserted against Empower Health arising out of or attributable to:

                      16.1.1. any breach, violation or non performance of any terms or conditions on the part of Software Atelier under this Agreement or as tenant under the Main Sublease and on the part of the ASF as tenant under the Lease and as landlord under the Main Sublease; and

                      16.1.2. injuries to persons or damage to property in or about the Premises which are not a part of the Empower Health Premises.

               16.2. Software Atelier shall indemnify and hold Empower Health harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Software Atelier by reason of which the Main Sublease or Main Lease may be terminated.

          17.  Security Deposit.

               17.1. Software Atelier shall use the Security Deposit only for the purposes described -in paragraph 10 of the Lease, provided however that such Security Deposit shall be used only to secure the performance of Empower Health in this Agreement and shall not be applied to cure any default of ASF or Software Atelier under the Main Lease or Main Sublease, respectively.

               17.2. As set forth in paragraph 10 of the Lease and by ASF's consent to this Agreement, ASF agrees that the Security Deposit shall be placed in an interest bearing account or other interest bearing instruments in the name of ASF.

               17.3. If Empower Health performs all of its obligations under this Agreement, the Security Deposit or as much thereof as has not been applied, for reasons set forth in paragraph 10 of the Lease in relation only to the Empower Health Premises, by Software Atelier shall be returned to Empower Health with accrued interest at the end of the Term.

          18. Default In the event Software Atelier breaches any warranty herein, or fails to observe or perform any covenants, conditions or provisions of the Main Sublease or this Agreement within fifteen (15) days after notice to Software Atelier and ASF of such default from Empower Health (or such longer period as may be necessary to complete said performance, not to exceed thirty
(30) days, provided Software Atelier or ASF has commenced `same within said period and is diligently proceeding to complete same), during the continuance of such default, Empower Health shall have the right in addition to any and all other remedies to which it may be entitled at law or in equity, to terminate this Agreement and be relieved of all duties and obligations of Empower Health hereunder, or may, without being under any obligation to do so, at any time after such default notice and opportunity to cure, cure such default for the account of and at the expense of Software Atelier. Empower Health may withhold from the payment of rents or any other sum payable to Software Atelier hereunder next coming due all costs, expenses and disbursements (including attorneys' fees) incurred by Empower Health in taking such curative actions, plus interest at the rate of 10% per annum. All rights and remedies set forth in this paragraph 18 may be exercised whenever and as often as necessary.

          19. Assignments and Subleases. Empower Health shall have the right to assign or sublet any interest in this Agreement upon written consent of Software Atelier, not to be unreasonably delayed or withheld.

          20. Conditions Precedent. This Agreement shall be of no force and effect unless and until the following conditions precedent have been met:

               20.1. ASF has executed the Sublessor Consent to Sub-sublease and Estoppel Certificate attached as Appendix 4;

               20.2. RGK has executed the Lessor's Covenant to Notify Sublessee of a Default on the Lease I attached as Appendix 5;

               20.3. ASF has established an account for the Security Deposit to the satisfaction of

Empower Health as set forth in paragraph 17; and

               20.4. Software Atelier has caused the Sublease or a memorandum about it to be recorded in the real property records in Travis County, Texas.

          21. Recording. Empower Health shall be entitled to record this Agreement or a memorandum about it in the real property records in Travis County, Texas.

          22. Brokerage Commissions. Software Atelier and Empower Health each represent and warrant to the other that there are no agreements or claims for brokerage or finder's fees in connection with the execution of the Agreement and Software Atelier. Empower Health each agree to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the reasonable cost of attorneys' fees and other costs in connection therewith).

          23.  Miscellaneous Provisions.

               23.1. Texas Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are capable of performance in Travis County, Texas.

               23.2. Parties Bound. This Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

               23.3. Waivers. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant term or condition. The consent or approval of either party to, or of any act by, the other party requiring such consent or approval, shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

               23.4. Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability y shall not affect any other provision and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been included.

               23.5. Relationship of the Parties. Nothing contained in this Agreement shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture. Neither the method of computing rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant.

               23.6. Prior Agreements Superseded. This Agreement constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter.

               23.7. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover all costs of court including, without limitation, reasonable attorneys' fees from the other party, which attorneys' fees may be set out by a court in a trial ` of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

               23.8. Counterparts, One Agreement. This Agreement and all other copies of this Agreement, insofar as they relate to the rights, duties and remedies of the parties, shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               23.9. Notice. Unless otherwise provided in this Agreement, any notice, tender or delivery to be given by either party to the other may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested.

               23.10. Time Of Essence. Time is of the essence in this Agreement.

               23.11. Notices. Any notice or designation to be given hereunder shall be given by placing the notice or designation in the United States mail, certified or registered, properly stamped and addressed to the address shown below or such other address as the respective party may direct in writing to the other, or by personal delivery to such address by a party, or by a delivery service which documents delivery and such notice or designation shall be deemed to be received upon such placing in the mails or such delivery:

          Software Atelier:     The Software Atelier
                                8920 Business Park Drive, #100
                                Austin, Texas 78759
                                Attn: Ken Bresnen

          Empower Health:       Empower Health Corporation
                                4008 River Place Blvd.
                                Austin, Texas 78730
                                Attn: Donald W. Hackett

          ASF:                  8920 Business Park Drive
                                Suite 300
                                Austin, Texas 78759
                                Attention: Mark Fuchs

                                Facilities Services, Inc.
                                P.O. Box 830849
                                Richardson, Texas 75083
                                Attention: Jimmie Mayhew

          IN WITNESS `WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

SOFTWARE ATELIER

By:            \s\ Ken Bresnen
               -------------------------

Name:          Ken Bresnen
               -------------------------

Title:         Managing Partner
               -------------------------

EMPOWER HEALTH

By:            \s\ D. Hackett
               -------------------------

Names:         Donald Hackett
               -------------------------

Title:         Chief Executive Officer
               -------------------------

                              SUBLEASE AGREEMENT

          This Sublease is made this 20th day of April, 1998 at Travis County, Texas by and between Applied Science Fiction, Inc., (herein, "Sublessor"), and The Software Atelier, LLC (herein, "Sublessee").

          Sublessor is the Lessee under that certain Lease, (the "Main Lease"), by and between RGK Rentals, Ltd., as Landlord, (herein "Lessor"), and Applied Science Fiction, Inc., as Tenant, (herein "Sublessor"), executed on or about March 20,1998 for the portion of the premises described in the Main Lease, known as 8920 Business Park Drive (herein, "Lease Premises"), a true and correct copy of which Main Lease is attached hereto as Exhibit "A" and incorporated herein by this reference.

          In consideration of the mutual promises contained herein, Sublessor hereby subleases the Leased Premises to Sublessee, subject to the terms of the Main Lease, and subject further to the provisions of this Sublease Agreement, as follows:

          1. Sublessee hereby agrees to abide by and observe all the terms, covenants and conditions of the Main Lease.

          2. The term of this Sublease shall commence May 12, 1998, and end October 31, 2000, provided, however, that this Sublease shall sooner terminate upon the termination for any cause whatsoever of the Main Lease.

          3. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease Agreement, they and each of them are incorporated Into this Sublease as If fully completely rewritten herein, and Sublessee agrees to be bound to the Sublessor by all the terms of the Main Lease and to assume towards Sublessor and perform all the obligations and responsibilities that Sublessor, by the Main Lease, assumes towards the Lessor with respect to the Leased Premises only, except for the payment of rent by Sublessee to Sublessor, which is governed by Paragraph 4 herein. Sublessee further agrees to Indemnify and hold harmless Sublessor from any claim or liability under the Main Lease or arising from the sublease for the premises located In the Building. The.. relationship between Sublessee and Sublessor shall be the same as that between Sublessor and Lessor under the Main Lease.

          4. Sublessee agrees to pay Sublessor, as total rent for the Leased Promises, per the rent schedule listed below, payable in advance on- the first day of each calendar month during the term of this Sublease. In addition, Sublessee shall pay pro rata share of Increases In Operating Expenses (1998 Base
Year), If any. Rental Rate is to Include janitorial service, HVAC service, after-hours HVAC, and all other Operating Expenses referred to in the Lease (again, using 1998 as Bass Year). The following rental schedule Is based upon the square footages indicated in parentheses it is understood that the then-current rental rate for the period will apply to any additional square footage subleased in excess of the following takedown schedule.

          May 12,1998 - July 11, 1998   $13,600/mo *(8,868- sf, $20)

          July 12,1998 - Sep 30, 1998   $14,780/mo (8,868 sf, $20)

          Oct 1,1998 - Dec 3l,1998      $23,752/mo (14,251 sf, $20)

          Jan 1, 1999 - Jul 31, 1999    $28,585/mo (17,151 sf, $20)

          Aug 1, 1999 - Oct 31, 2000    $29,300/mo (17,151 sf, $20.50)

          *(First two months' rent does not include the approximate 600 square feet being provided as conference rooms to Software Atelier members, as well as one administrative office.)

          5. The following events shall be deemed to be events of default by Sublessee under the Sublease, any event of default by Sublessee noted as events of default by Tenant set forth in the Main Lease, or any default in the provisions of this Sublease Agreement. Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Lessor In the Main Lease.

          6. Upon Execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Thirteen Thousand Six Hundred Dollars ($13,600), as a security deposit to be held by Sublessor pursuant to the provisions of the Main Lease.

          7. Time is of the essence of this Sublease, and each and all terms hereof.

          8. Any notice or other communication required or permitted to be given under this Sublease or under the Main Lease shall be In writing and shall be deemed to be delivered on the date It Is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice Is mailed, on the date on which it Is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:
Sublessor shall immediately forward to Sublessee copies of all notices it receives from Lessor regarding the Leased Premises.

          If to Sublessor:

               SERVICES, INC.
               P. 0. Box 830849
               Richardson, Texas 75083
               Attention: Jimmie Mayhew

               APPLIED SCIENCE FICTION, INC.
               8920 Business Park Drive #300
               Austin, Texas 78759
               Attention: Mark Fuchs

          If to Sublessee:

               THE SOFTWARE ATELIER
               8920 Business Park Drive #300
               Austin, Texas 78759
               Attention: Ken Bresnen

          9. Sublessee shall have no right to assign or sublet any interest in this Sublease without first obtaining written consent of the Lessor and Sublessor, which consent shall not be reasonably withheld.

          10. Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Lessor pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Lessor in event of any of any such default, the liability and obligations of Sublessor being solely pursuant to the terms and conditions of this Sublease Agreement.

          11. In the event any one or more of the provisions contained in this Sublease Agreement shall for any reason be held Invalid, Illegal, or unenforceable In any respect, such Invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as H such Invalid, illegal or unenforceable provisions had never been contained herein.

          12. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting -the subject matter of this Sublease Agreement.

          13. Upon the consent of Lessor as set forth below, Sublessor represents that it has the authority to enter Into this Lease and that, so long as Sublessee pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Sublessee shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation, subject to the terms and provisions of this Sublease.

          14. Sublessee shall have right of first refusal on space labeled as Area A on attached Floorplan ("Exhibit B") and shall have three business days to match an offer to lease such space by a third party. If such space Is taken by Sublessee, terms and conditions consistent with Sublessee's other space In the building shall apply.

          15. It is understood that Sublessee will have use of break area, workout area and showers on second floor of building, which is included as a part of common area.

          16. It is understood that Sublessee will be signing for the subleased space and responsible for payment. However, it is also understood that organizations under the Software Atelier umbrella will be subleasing from Sublessee.

          17. Sublessee shall have the right for 90-day increment periods of renewal should Sublessor not need the space.

          18. PMRI (a member of The Software Atelier) will provide a written guaranty (attached as Exhibit "D") of the portion of space it will be occupying. This will be approximately 5800 square feet upon occupancy, growing to approximately 8120 square feet by October 1, 1998, taking the remainder of the north wing of the second floor January 1, 1999.

          19. It is understood that if Sublessor needs any portion of the space occupied by the Sublessee for the use of Sublessor, the Sublessee will make every effort to relocate. If requested, the Sublessee will relocate member companies (or affiliates) within the building. Upon 90 days' notice, the Sublessee will relocate up to 50% of its then current occupied space to outside the building. Upon 180 days' notice, the Sublessee will relocate up to 100% of all Sublessee space (members and affiliates) outside the building. The space occupied and guaranteed by PMRI is excluded from this moveout provision. Rent will be adjusted accordingly to reflect diminished space.

          20. Sublessor will provide a receptionist for the building on the ground floor. It is anticipated that receptionist will require sign-in of all guests to the building. It is also understood that entrance to the building will be limited to card key access after normal business hours.

          21. Incorporated as a part of this Sublease Agreement as Exhibit "C" pertaining to telephone and computer writing, telephone service, computer network service and telephone and network service availability.

          EXECUTED on the day and year first above written.

          SUBLESSOR:          Applied Science Fiction, Inc.

          By:
                              --------------------------------

          Title:

          SUBLESSEE:          The Software Atelier, LLC

          By:                 \s\ K.C. Bresnen Jr.
                              --------------------------------

          Title:              Managing Member

                               CONSENT BY LESSOR

          8920 Business Park Drive, Lessor under the Main Lease. referred to in this Sublease Agreement, hereby consents to the foregoing Sublease Agreement and agrees to be bound by the provisions of 13 thereof.

          LESSOR:
                              --------------------------------

          By:
                              --------------------------------

          Title:
                              --------------------------------

                                BALCONES NORTH

                                OFFICE BUILDING



                            OFFICE LEASE AGREEMENT

                                LEASE AGREEMENT

                                BY AND BETWEEN

                         RGK RENTALS, LTD., AS LESSOR

                                      AND

                         APPLIED SCIENCE FICTION, INC.

                                   AS LESSEE

                                March 19, 1998

                                LEASE AGREEMENT

STATE OF TEXAS        (S)(S)
                      (S)

                      KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF TRAVIS

          1. PARTIES. This Lease Agreement (the "Lease") is made and entered into by and between RGK RENTALS, LTD., a Texas limited partnership (hereinafter referred to as the "Lessor") and APPLIED SCIENCE FICTION, INC., a Delaware corporation (hereinafter referred to as "Lessee").

          2. LEASED PREMISES. In return for the consideration, covenants and agreements hereinafter set forth to be paid, observed and/or performed by Lessee, Lessor hereby demises * and lets unto Lessee, and Lessee does hereby lease from Lessor, that certain real property and improvements including an approximately 53,984 rentable square foot building (the "Building") together with the related parking, driveways and landscaped. areas, locally known: as 8920 Business Park Drive in Austin, Travis County, Texas, legally described as Lot 1, Block A, North Crossing Subdivision, Section I-B, City of Austin, recorded at Volume 80, Page 286 of the Plat Records of Travis County, Texas (all of which is hereinafter collectively referred to as the "Leased Premises") indicated on the Site Plan attached hereto as Exhibit A.

          3. TERM, RENEWAL AND CANCELLATION. The term of this Lease shall commence on April 1, 1998, ("Commencement Date") and shall end on March 31, 2003 (the. "Term"). Lessee shall have two (2) two-year renewal options at then market rates. Market rates shall be governed by Exhibit D attached hereto. In the event Lessee desires to exercise such option to renew this Lease, Lessee shall give Lessor 180 days prior written notice of such exercise. After the first thirty-six (36) months of this Lease, Lessee shall have the night to cancel the Lease by giving Lessor one-hundred and eighty (180) days written notice and by paying Lessor Two Hundred and Fifty Thousand Dollars ($250,000) plus the then unamortized portion of the cost of Lessor's -Allowance for Improvements (as defined in paragraph 22 herein) and brokerage fees. Any ` sublease agreements, pursuant to paragraph 18 below, shall contain appropriate. cancellation provisions, reflecting Lessees right to terminate this Lease contained in this Paragraph 3.

          4. COMMENCEMENT OF LESSEE'S POSSESSION. On -March 20, 1998, -Lessee has possession of the Leased Premises subject to all the terms of this Lease, with the exception of the payment of rent which will commence on April 1, 1998, as more fully described below.

          5.   RENTAL PAYMENTS.

               (a) Commencing on the Commencement Date and continuing throughout the Term, Lessee hereby agrees to pay the Base Rental as described in paragraph 6, plus Forecast Additional Rental and Additional Rental as described in paragraph 7. The Base Rental and Forecast Additional Rental shall be due and payable in equal installments on the first day of each calendar month during the Term and any renewals extensions thereof, and Lessee hereby agrees to make such payments monthly in advance to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time).

               (b) If the Term commences or term month or terminates on other than the last day of a calendar month, then tile installments of Base Rental and Forecast Additional Rental for such month or months shall be prorated: and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or' termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month. Also, if. the Term commences or terminates on other than die first day of a calendar year, Additional Rent shall be. prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction,. the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 3.65.

               (c) Lessee shall pay all rent and other sums of money as they shall become due and payable to Lessor under this Lease at tile time and in the manner provided herein, without demand, set-off or counterclaims. At Lessor's option, Lessee shall pay (i) five percent (5%) of the monthly rent (including Base Rental, Forecast Additional Rental and all other sums owed by Lessee to Lessor under the provisions this Lease), if same are not fully paid within ten
(10) days of the due date as specified herein, or (ii) $25.00 per day from due date (if not paid within ten (10) days of due date) until all sums due, including late charges, are paid in full. The parties hereby agree that such charges represent a fair and reasonable estimate of expenses Lessor would incur by reason of Lessee's late payments. Acceptance of such late charge by Lessor shall neither constitute a waiver of Lessee's default nor, in the event of Lessee's default, shall it prevent Lessor from exercising any rights or remedies specified herein or otherwise.

          6. BASE RENTAL. (Beginning -on April 1, 1998, Lessee shall pay td Lessor a monthly rental (the "Base Rental') as follows:

     April 1, 1998        until     September 30,1998     $20,625.00 per month

     October 1, 1998      until     December 31, 1998     $35,291.67 per month

     January 1, 1999      until     March 31, 1999        $49,485.33 per month

     April 1, 1999        until     March 31, 2000        $58,482.67 per month

     April 1, 2000        until     March 31, 2002        $62,981.33 per month

     April 1, 2002        until     March 31, 2003        $71,978.67 per month

          7.   ADDITIONAL RENTAL.

               (a) Beginning on the Commencement Date and continuing thereafter for each calendar year during the Term, Lessor shall present to Lessee, prior to the beginning of said period, a statement of Forecast Additional Rental. Lessee shall pay Forecast Additional Rental in equal monthly installments in advance. "Forecast Additional Rental shall mean Lessor's reasonable estimate of Additional Rental. Lessee shall be liable also for any Additional Rental.

               (b) The term "Additional Rental" shall mean Lessor's Actual Operating Expenses (defined below in paragraph 8) for the Leased Premises incurred during each calendar year.

               (c) By April 1 of each year during the Term, or as soon as possible thereafter, Lessor shall provide Lessee a statement showing the Actual Operating Expenses for the twelve-month period then ended, and a statement prepared by Lessor comparing Forecast Additional Rental with Additional Rental. In the event that Forecast Additional Rental exceeds Additional Rental for said calendar year, Lessor shall pay Lessee

(in the form of a credit against rentals next due) an amount equal to such excess. In the event that the Additional Rental exceeds Forecast Additional Rental for said calendar year, Lessee shall pay Lessor, within thirty (30) days of receipt of the statement, an amount equal to such difference. The calculation described in this paragraph 6(c) shall be made as soon as possible after the termination of the Lease, and all provisions of this Lease relating to said calculation shall survive the termination of this Lease.

          8. LESSOR'S ACTUAL OPERATING EXPENSES. Lessor shall pay all of Lessor's Actual Operating Expenses," which term shall include solely the following:

               (a)    Ad valorem taxes for the Leased Premises.

               (b) Casualty insurance on the Leased Premises to be carried by Lessor as described in paragraph 12 below.

          9. LESSEES OPERATING EXPENSES. Lessee is responsible for paying when due Lessee's Operating Expenses for the Leased Premises. The term "Lessee's Operating Expenses" shall mean the aggregate all of operating and maintenance expenses incurred by Lessor or Lessee in connection with the Leased Premises, other than Lessor's Actual Operating Expenses, and shall include without limitation the following:

               (a) The cost of all wages, salaries and any ancillary expenses of all employees actually engaged in operation and maintenance of the. Leased Premises, including taxes, insurance and benefits relating thereto.

               (b) The cost of all supplies and material used in operation and maintenance of the Leased Premises.

               (c) The cost of all utilities, including but not limited to electric, gas, water, heating, lighting, air conditioning and ventilation of the Building.

               (d) The cost -of all maintenance, service and operating agreements for the Leased Premises and related equipment including but not limited to security service, window cleaning, elevator maintenance and janitorial service.

               (e) The gross cost of liability insurance applicable to the Leased Premises and Lessor's personal property used in connection therewith; excluding however cost of casualty insurance on the Building included in Lessors Actual Operating Expenses.

               (f) The cost of all taxes and assessments and governmental charges whether federal, state, county or municipal, whether they be by taxing district or authorities presently taxing the Leased Premises or by others, subsequently -created or otherwise, and any other taxes and assessments attributable to the Leased Premises or its operator and maintenance or its operation, excluding only Lessor's federal and state taxes on income, franchise tax and inheritance tax. Lessee will be responsible for all ad valorem taxes on its personal property and on the Leased Premises not covered by Lessor's Actual
 . Operating Expenses as described above. If any such taxes,' assessments or charges are paid by Lessor, Lessee will reimburse Lessor therefor, upon Lessor's demand accompanied by a supporting statement setting forth Lessor's reasonable calculation of the amount of such taxes chargeable to the Leased Premises.

               (g) The cost of repairs, replacements and maintenance on or of the Leased Premises

(excluding repairs to the structure, foundation and the exterior walls of the Building or replacement of the roof membrane). Lessee's obligation to maintain, repair and make replacements to the Leased Premises shall cover, but not be limited to, pest control (including termites), roof repairs, trash removal and the maintenance, repair and replacement of all window glass, HVAC, electrical, plumbing, fire and security and other mechanical systems.

               (h) The cost of expenditures, capital or otherwise, made for the specific purpose of installing equipment, devices or materials intended to reduce operating expenses of the Building if required by law or regulation of a governmental authority.

               (i) The cost of landscaping and any other costs necessary to maintain the Leased Premises in a first class condition.

          10. SECURITY DEPOSIT. Upon the execution of this Lease, Lessee shall pay Lessor a security deposit in the amount of Three Hundred Thousand Dollars ($300,000) as security for Lessee's MI performance of all the provisions of this Lease. If Lessee fails to pay rent or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of the security deposit for the payment of Base Rent, Additional Rent, or any other charge in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's. default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or -applies all or any portion of the security deposit, Lessee must within five days after written demand, deposit cash with Lessor in any amount sufficient to restore the security deposit to the original amount and Lessees failure to do so is a material breach of this Lease. The security deposit shall be placed in an interest bearing account or other instruments chosen by Lessee in Lessor's name at a bank chosen by Lessee. if Lessee performs all of Lessee's obligations hereunder, the security deposit, or as much thereof as has not been applied by Lessor shall be returned to Lessee with accrued interest. the end of the twenty-fourth month of this lease, so long as Lessee has paid all Base Rental and Additional Rental amounts on or before the due date each month, Lessor will refund $75,000 of Lessee's security deposit. At the end of the thirty-sixth month of this lease, so long as Lessee has paid all Base Rental and Additional Rental amounts on before the due date each month, Lessor will refund $50,000 of Lessee's security deposit' plus one-half of the accrued interest on Lessee's security deposit. At the end of the forty-eighth month of this lease, so long as Lessee has paid all Base Rental and Additional Rental amounts on or before the due date each month, Lessor will refund 350,000 of Lessee's security deposit plus one-half of the accrued interest over the last twelve months. Lessee will request in writing any refunds of its security deposit. Lessee's security deposit shall never drop below $150,000.

          11.  LESSEE'S DUTIES.

               (a) Use of Leased Premises. The Leased Premises are to be used and occupied by the Lessee solely for the purpose of general office, engineering labs and computer rooms and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee agrees not to commit or suffer to be committed on the Leased Premises any nuisance or other act or thing against public policy or which violates any law or governmental regulation or which is disreputable or which may disturb the quiet enjoyment of any sublease of the Building. Lessee will not use, occupy, or permit the use or occupancy of the Leased Premises for any unlawful, disreputable, immoral, or hazardous purpose, `or maintain or permit the maintenance of any public or private nuisance; or keep any substance or carry on or permit any operation which might emit offensive odors into other portions of the Building or permit anything to be done which would increase the fire insurance rate of the Building or contents or which could lead to tile cancellation of the -fire insurance coverage.

               (b) Condition of the Leased Premises. Lessee shall not damage the Leased Premises and will maintain the Leased Premises in a clean, attractive condition and in good repair, ordinary wear and tear excepted. Upon termination of this Lease, Lessee will surrender mid deliver up the Leased Premises in good order and repair and in the same condition as upon the Commencement Date of this Lease, ordinary wear and tear excepted.

               (c) Compliance with Laws. Lessee will comply with all applicable federal, state. municipal and other laws, ordinances, rules, and regulations applicable to the Leased Premises and to the business conducted therein by Lessee, including without limitation the Americans with Disabilities Act (collectively, "Applicable Laws"). Within fourteen (14) days of receipt, Lessee shall forward to Lessor copies of any notices received from any governmental authority regarding noncompliance with any Applicable Laws. Lessor represents and warrants to Lessee, that to the -best of Lessor's knowledge, that at the commencement of the Lease, the Leased Premises are in compliance with all applicable laws.

               (d) Liens. Lessee shall allow no liens to be filed against the Leased Premises, or any part thereof, and shall promptly cause the release any liens that are filed against die Leased Premises, or any part thereof

               (e) Alterations, Addition and Improvements. Lessee covenants and agrees not to permit the Leased Premises to be used for any purpose other than that stated in paragraph 10(a) hereof, or make or allow to be made any alterations or physical additions in or to the Leased Premises, or place on the Leased Premises any signs visible from outside the Leased Premises, or place any safes or vaults (whether movable or not) upon or in the Leased Premises, without first obtaining the written consent of Lessor. All plans and drawings pertaining to buildout or remodeling of the Building exterior, corridors or core, shall first be submitted to Lessor for review and reasonable determination of Lessor's approval or disapproval. Remodeling and buildout of the general office and lab areas are excluded from Lessor review. Within 7 days of any and all remodeling, Lessee will provide Lessor an electronic file and blue line drawing of changes to the as-built of the Building. Any and all such alterations, physical additions, or improvements made to the Leased Premises shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease, whether by lapse of time or otherwise; however, this clause shall not apply to movable equipment or furniture owned by Lessee, provided no damage is caused to the Leased Premises by the removal thereof If not in default at the termination of this Lease, Lessee may remove all such fixtures, equipment, decoration, furniture or other such items installed by Lessee. Any' damage occasioned and caused by the installation or removal of such fixtures and equipment shall be repaired at Lessee's expense. Upon written request ~y Lessor, Lessee shall remove all such furniture and equipment and repair the damage caused by the removal of same. In the event Lessee does not remove such fixtures, equipment and other installed items, Lessor shall have the right to remove the same and to repair any damage caused by such removal, and Lessee shall be obligated to pay the cost of such removal and repair.

               (f) Rules and Regulations. Lessee shall comply with the Rules and Regulations of the Building provided in Exhibit B attached hereto and made i part hereof Lessor reserves the right from time to time, after consultation with Lessee and upon written notice to Lessee, to make such `changes, additions or amendments to the Rules and Regulations as it may deem necessary or advisable. Lessor shall have no liability to Lessee for any failure of any sublessees or lessees of the Building to comply with such Rules and Regulations.

               (g) Operation Lessee shall not place, install, or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove, or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous, or odorous solvents or materials without the prior written consent of Lessor. No portion of the Leased Premises shall at any time be used for cooking; residential quarters; provided, however, that Lessee may place refrigerators and microwave ovens in the Building.

               (h) Repair and Maintenance. Lessee shall, at its own cost, repair/replace any damage or injury done to the Leased Premises or any part thereof caused by Lessee or Lessee's agents, contractors, employees, invitees, or visitors: If Lessee fails promptly to make such repairs/replacements to the Leased Premises, Lessor may make such repairs/replacement, and Lessee shall repay the cost of such repairs/replacement plus ten percent (10%) thereof to Lessor on demand.

               (i)    Telephone System.

                      (i) As part of this Lease, Lessor hereby Leases to Lessee, the existing telephone system "as is where is", including without limitation all cabling, telephone switch, telephone instruments, voice mail system, network cabling in the Building (collectively called the "Telephone System") as more particularly described on Exhibit C attached hereto for all purposes. Lessee may, at its own cost, add upgrades to the Telephone System at any time during the Tenn. Any such upgrades shall become the property of Lessor and shall remain with the Telephone System after departure of Lessee from the Leased Premises.

                      (ii) Lessee shall maintain and pay for telephone service provided by a third party approved by Lessor. Any existing unexpired service agreements at the commencement or termination of this Lease shall be paid in Rill by Lessee or shall be paid by Lessor and reimbursed to Lessor by Lessee.

                      (iii) Lessee must not sell, mortgage or part with possession or control, or attempt to sell, mortgage or part with possession or control of die' Telephone System, except is provided in paragraph 18 hereof.

                      (iv) Lessee may not pledge, encumber, create a security interest in, or permit any lien to become effective on all or any portion of the Telephone System. On the occurrence of any of these events, Lessee will be in default. Lessee must promptly notify Lessor of any such liens, charges, or other encumbrances of which Lessee has knowledge. Lessee must promptly pay or satisfy any obligation from which any such lien or encumbrance arises. Lessee must deliver to Lessor appropriate satisfactions, waivers, or evidence of payment of any such lien or encumbrance.

                      (v) On the expiration of the Term, or on any earlier termination of this Lease, Lessee must return the Telephone System to Lessor in good repair, condition and working order normal wear and tear excepted. In addition, Lessee will provide Lessor a complete and updated inventory of the Telephone System.

               (j) Signage. Lessee shall be allowed exterior signage on the Building subject to Lessor and City of Austin design approval.

               (k) Lessor Access. Lessor shall have the right to enter upon and inspect the Leased Premises following reasonable notice to Lessee in accordance with paragraph 21 (b).

          12. QUIET ENJOYMENT. So long as Lessee is not in default under the terms and provisions of this Lease, Lessee shall peaceably hold and enjoy the Leased Premises during the said term.

          13.  INSURANCE; INDEMNITY.

               (a) Lessee's Insurance. Lessee shall, at Lessee's; expense, obtain and keep in force during the term of this Lease:

                      (i) Comprehensive general liability insurance with broad form general liability endorsement, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined, or in a greater amount as reasonably determined by Lessor, and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Leased Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

                      (ii) Worker's compensation coverage as required by law, together with employer's liability coverage, with a limit of not less than $500,000.

                      (iii) Fire and extended coverage insurance, with vandalism and malicious mischief, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all Lessees personal property, fixtures, equipment, and tenant improvements.

               (b) Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under (a) above, or certificates evidencing the existence and amounts'. of such insurance, within seven (7) days after- the Commencement Date. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee. shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals thereof.

               (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this Paragraph 13 are adequate to cover Lessees property or obligations under this Lease.

               (d) Hazard Insurance. During the Lease term, Lessor shall maintain policies of insurance covering loss of or damage to the Leased Premises in an amount equal to 100% of the replacement value of the Building.. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and Inflation Guard endorsement, and any other perils (except flood and earthquake, unless required by any lender holding a security interest in the Leased Premises) which Lessor deems necessary.

               (e) INDEMNITY. LESSEE, SHALL INDEMNIFY, AND HOLD HARMLESS LESSOR AND LESSOR'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, GUESTS, INVITEES, AND LENDERS FROM AND AGAINST ALL LOSSES, CLAIMS, COSTS, DAMAGE, LIABILITY OR EXPENSES, INCLUDING BUT NOT. LIMITED TO REASONABLE ATTORNEYS' FEES, ARISING OUT OF- ANY AND ALL INJURIES TO OR DEATH OF ANY PERSON OR DAMAGE TO ANY PROPERTY ARISING OUT OF ANY OCCURRENCE ON OR IN THE PREMISES, INCLUDING THAT CAUSED BY THE NEGLIGENCE OF LESSOR, BUT NOT TO THE EXTENT CAUSED BY THE INTENTIONAL ACT OR GROSS NEGLIGENCE OF LESSOR, OR ARISING FROM ANY BREACH OR DEFAULT IN THE PERFORMANCE OF ANY OF LESSEE'S OBLIGATIONS UNDER THIS LEASE, OR ARISING FROM ANY ACT OR OMISSION OF LESSEE OR LESSEE'S DIRECTORS, OFFICERS, CONTRACTORS, CUSTOMERS, INVITEES, EMPLOYEES. IF ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LESSOR BY REASON OF ANY SUCH MATTER, LESSEE UPON NOTICE FROM LESSOR SHALL DEFEND THE SAME AT LESSEES EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO

LESSOR AND LESSOR SHALL COOPERATE WITH LESSEE IN SUCH DEFENSE. LESSOR- NEED NOT. HAVE FIRST PAID ANY. SUCH CLAIM IN ORDER TO BE SO INDEMNIFIED; LESSEE, AS A MATERIAL PART OF THE CONSIDERATION TO LESSOR, HEREBY ASSUMES ALL RISK OF DAMAGE TO PROPERTY OF LESSEE OR INJURY TO PERSONS, IN, UPON OR ABOUT THE LEASED PREMISES ARISING FROM ANY CAUSE AND LESSEE HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LESSOR, EXCEPT TO THE EXTENT CAUSED BY THE INTENTIONAL ACT OR GROSS NEGLIGENCE OF LESSOR.

               (f) Exemption of Lessor from Liability. Lessee hereby agrees that except to the extent caused by the intentional act or gross negligence of Lessor, Lessor shall not be liable to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any. other person in or about the Leased Premises, nor shall Lessor be liable for injury to the person of lessee, Lessee's employees, agents or contractors, regardless of whether such damage or injury is caused by or results from theft fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause, including the negligence of Lessor. regardless of whether said damage or injury results from conditions arising upon the Leased Premises, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Leased Premises, nor from the failure of Lessor to enforce the provisions of any lease of any other sublessee of the Leased Premises.

               (g) Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, as and to the extent permitted by applicable insurance policies, Lessor and Lessee each hereby waive any and all rights of recovery, claim, action, or cause, of action, against the other, its agents, officers, or employees,- for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent but only to the extent the foregoing are insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and covenants that no insurer shall hold any right of subrogation against such other' party.

               (h) Fire or Other Casualty. The parties hereto mutually agree that if any time during the Term the Leased Premises or any portion of the Building are partially (mom than 20% of replacement cost) or totally- destroyed by fire or other casualty covered by the fire and extended coverage insurance, the Lessor may, at its option, upon written notice to Lessee, delivered within sixty (60) days after such occurrence, elect either (i) to promptly repair and restore the Leased Premises and the Building, as soon as it. is reasonably practicable, to substantially the same conditions in which the Leased Premises and the Building were before such damage, or (ii) to terminate the Lease with such termination to be effective on the date of such fire or other casualty; provided, however in the event Lessee has occupied and conducted business on the Leased Premises during the interim between the fire or other casualty and the delivery of the written notice, the termination will be effective on the date Lessee last occupied and. conducted business on the Leased Premises.

          In the event the Leased Premises are completely destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof that it cannot reasonably be used by Lessee for the purposes herein provided and this Lease is not, terminated as above provided, then there shall be a total abatement of rent until the Leased Premises are made usable. In the event the Leased Premises are substantially destroyed or damaged by fire or other hazard so that the Leased

Premises can be only partially used by Lessee for the purposes herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent to which the Leased Premises cannot be used by Lessee.

          If the Leased Premises shall be damaged by fire or other casualty resulting from the fault or negligence of Lessee, or the agents employees, licensees, or invitees of Lessee, then, to the extent not covered by insurance, such damage shall be repaired by and at the expense of Lessee, under the direction and supervision of Lessor, and rent shall continue without abatement.

               (i) Condemnation and Loss or Damage. If the Leased Premises. or any part thereof shall be taken or condemned for any public purpose to such an extent as to render the remainder of the Leased Premises, in the opinion of Lessor and Lessee, not reasonably suitable for Lessees .occupancy, this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor. In addition, Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or persons occasioned by theft, fire, act of God, public enemy, -injunction, riot, strike, insurrection, war,. court order, requisition or order of governmental body or authority, force majeure `or any other cause beyond the control of Lessor, or for any damage or inconvenience which may arise through repair or alteration- of any part of the Buildin& or failure to make repairs, except to the extent caused by the intentional act or gross negligence of Lessor.

          14. DEFAULT BY LESSEE. The occurrence of any one or more of the following events shall constitute a default and breach of the Lease by Lessee.

               (a) The vacating or abandonment of the Leased Premises by Lessee. Such vacating or abandonment shall be deemed to have occurred upon the absence of the Lessee from the Leased Premises for ten (10) consecutive days while Lessee is in default in the payment of any sum to be paid by Lessee hereunder, during the term of the Lease or any renewals or extensions thereof

               (b) The failure by Lessee to make any payment of Monthly Rental, Additional Rental or Forecast Additional Rental or any other payment required to be made by Lessee hereunder as and when due, provided such failure shill continue for a period of ten (10) business days after written notice thereof by Lessor to Lessee.

               (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or- performed by the Lessee, other than described in Paragraph 13 (a) and (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then * Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

               (d) The making 6y Lessee, or any guarantor of Lessees obligations under this Lease, of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Lessee, or any guarantor of Lessee's obligations under this Lease, of a petition to have Lessee, or any guarantor of Lessee's obligations under this Lease, adjudged a bankrupt, or a petition for reorganization or arrangement under any laws relating to bankruptcy (unless, in the case of a petition filed against Lessee, or any guarantor of Lessee's obligations under this Lease, the same is dismissed within thirty (30) days); or the appointment of a trustee or a receiver to take possession of substantially all of Lessee's assets located at the Leased Premises or of interests in this Lease, where possession' is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessees assets located at the Leased Premises or -of Lessees interest in this Lease, where such seizure is not discharged in thirty (30) days.

          15. REMEDIES IN DEFAULT BY LESSEE. Except as otherwise required herein, in the event of any such default or breach by Lessee, from time to time, in its sole discretion, and without notice and without limiting Lessor in the exercise of any -other right or remedy which Lessor may be entitled to exercise-at law or in equity, Lessor may elect to:

               (a) Terminate this Lease, after ten (10) business days written notice to Lessee, and forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (1) the cost of recovering the Leased Premises; (2) all unpaid Base Rental, Additional Rental and Forecast Additional Rental earned at the time of termination, plus interest thereon at the. maximum lawful rate; (3) an amount equal to the difference between (i) the total rental (Base Rental, Additional Rental and Forecast Additional Rental computed as stated in this Lease) for the remaining portion of the Term; and (ii.) the then present value of the fair rental value of the Leased Premises for such period (the parties hereto agreeing that the fair rental value of the Leased Premises shall be the sum of all rentals to be paid during such period discounted at the rate of ten percent (10%) per annum); (4) the cost of repairs or of alteration of the Leased Premises that are the Lessee's responsibility under this -Lease; (5) that portion of any leasing commission paid by Lessor applicable to the unexpired term of Lease; and (6) any other sum of money and damages owed by Lessee to Lessor.

               (b) Terminate, after five (5) days written notice to Lessee, Lessee's right of possession (but not the Lease) and repossess the Leased Premises by forcible entry or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, re-let the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such re-letting Lessor is authorized to make any repairs, changes, alterations, or additions in or to Leased Premises that may be desirable, necessary-or convenient, and, if the same are re-let and a sufficient sum shall not be realized from such re-letting after paying the unpaid Rental, Additional Rental or Forecast Additional Rental due hereunder earned but unpaid at the, time of re-letting, plus interest thereon at a maximum lawful rate, the cost of recovering possession, and all of the costs and expenses of such repairs, changes, alterations, and additions and the expenses of such re-letting and of the collection of the rent accruing therefrom to satisfy all rent provided for in this Lease to be paid, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time. If Lessor is unable to re-let the Lease Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of all rentals specified in this Lease for the term thereof. Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this paragraph from time to time, and that no delivery or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of the Lessor to terminate this Lease unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for any previous breach.

               (c) In the event of Abandonment as defined in paragraph 14(a) above, of the Leased Premises by Lessee, Lessor may enter the premises to make inspections, to show prospective tenants and to remove and store any property of Lessee in the Leased Premises, without terminating this Lease or limiting any other remedy of Lessor under this Lease. In addition to any' other rights of Lessor, Lessor may dispose of the stored property if Lessee does not claim such property within sixty (60) days after the property is stored. Lessor shall deliver by certified mail to Lessee at Lessee's last known address a notice stating that Lessor may dispose of Lessee's property if Lessee does not claim the property within sixty (60) days after the date the property is stored. Lessee's rights in and to such stored property and Lessor's obligations as herein set forth with regard to such stored property-are subject to and subordinated to the landlords lien in and to all personal property of Lessee on the Leased Premises as set forth in paragraph 15(g). Notwithstanding anything herein to the contrary, upon an abandonment of the Leased Premises by Lessee, Lessor shall be under no obligation to re-enter the Leased Premises, store any property or take any other action. In an y such event Lessor may continue this Lease and recover the full amount of the rent to be paid hereunder as it comes due.

               (d) Pursuit of any remedy by Lessor, whether hereunder or otherwise, shall never be deemed an election of remedies. Lessee further agrees that failure by Lessor to use diligence in enforcing its rights against Lessee, or in requiring performance by Lessee of any of its obligations hereunder or in preserving the liability of Lessee hereunder, shall not impair, reduce or in any mariner affect Lessor's rights or remedies hereunder, or Lessee's liability or obligations hereunder.

               (e) Exercise by Lessor of any one or more remedies hereunder granted or. otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. No removal or other exercise of dominion by. Lessor over the property of Lessee or others on the Leased Premises shall be deemed unauthorized or constitute a conversion, Lessee hereby consenting, after any event of default, to the aforesaid exercise of dominion over Lessee's property within the Leased Premises. All claims for damages, except to the property of Lessee or others on. the Leased Premises, by reason of such re-entry and/or repossession are hereby waived, as are all claims for damages by reason of any distress warrant, forcible entry and detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment contained in forcible entry and detainer proceedings or -other legal proceedings or without the necessity for any legal- proceedings if such re-entry may be accomplished without force, as Lessor may elect, and Lessor shall not be liable in trespass or otherwise.

               (f) If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee (and enter the Leased Premises for such purpose), and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all reasonable costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessor in taking such remedial action.

               (g) In the event that Lessor shall have taken possession of the Leased Premises pursuant to the authority herein granted, then Lessor shall have the right to keep in place and use all of the furniture, fixtures, equipment, and other personal property at the Leased Premises, including that which is owned by or leased to Lessee, at all times prior to any foreclosure thereon by Lessor or repossession thereof by any Lessor thereof or third party having a lien thereon. Lessor shall also hive the right to remove from the Leased Premises (without notice to Lessee and without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property. located thereon and place same in storage at any place within Travis County; and in such even ~ Lessee shall be liable to Lessor for costs incurred by Lessor in connection with such removal and storage. Lessor shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Lessor a copy of any instrument represented to Lessor by Claimant to have been executed by Lessee granting Claimant the right under the circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire in . to the authenticity of said instrument and without the necessity of

Lessor making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act.

          16. HOLDING OVER. In the e vent of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay monthly as liquidated damages a sum equal to one and one-half (1 1/2) times the amount of the monthly Base Rental, Forecast Additional Rental and Additional Rental paid, or to be paid, by Lessee to Lessor for the last month of the' Term for the entire holdover period. No holding over by Lessee after the Term of the lease shall operate to extend die Lease. In the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other Lessee to whom Lessor may have leased all-or any part-of the Leased Premises covered hereby effective upon the termination of this Lease. Any bolding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

          17. NON-WAIVER. Failure of Lessor to declare- any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the. right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity.

          18. DEFAULT BY LESSOR. Except as may otherwise be provided herein, Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty
(30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Leased Premises whose name and address shall have been furnished previously to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty. (30) day period and thereafter diligently prosecutes the same to completion. Except as. may otherwise be provided herein, Lessee shall not have the right to terminate this Lease, it being agreed that Lessee's remedies shall be limited to actual damages, without, any award for incidental or consequential damages.

          19.  ASSIGNMENT AND SUBLETTING.

               (a) Lessee may assign the Leased Premises or any part thereof or sublease, mortgage, pledge, or hypothecate its leasehold interest only with die prior express written permission of Lessor. Such permission shall not be unreasonably withheld or delayed. Any attempt to do any of the foregoing without the prior express written permission of Lessor, shall be void and of no effect Lessee must furnish to Lessor the name and terms of any proposed assignment or sublease of each proposed assignee or sublease.

               (b) Any assignment or sublease of the leasehold, whether or not consent is required under the terms of this Lease, and consent to any assignment or sublease by Lessor, shall not operate to release Lessee " of any obligation hereunder and Lessee shall remain liable for the performance of all of the covenants, duties, and obligations hereunder including without limitation the obligation to pay all rent and other sums herein provided to be paid, and Lessor-shall be entitled to enforce the provisions of this instrument against the Lessee and/or against any assignee or sublessee, or either of them, at the election of Lessor.

               (c) Lessee shall give Lessor written notice of the consummation. of any assignment or sublease consented to by Lessor, shall furnish to Lessor copies of all assignments,' transfers, subleases, and other documents executed in connection with such assignment or sublease, and shall notify Lessor in writing of die date the assignee or sublessee takes possession of the Leased Premises or a portion thereof.

               (d) Lessee shall require or any sublessee a security deposit equal to at least one month's rent with Lessor to be held pursuant to the terms of paragraph 9 above.

          20. SUBORDINATION. This Lease and Lessee's rights hereunder are and will remain subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the Leased Premises, and to all increases, renewals, modifications, consolidations, replacements, and extension thereof (collectively referred to as the "Mortgage'). If the holder of a Mortgage becomes die owner of the Leased Premises by reason of foreclosure or acceptance of a deed in lieu of foreclosure, at such holder's election Lessee will be bound to such holder or its successor-in-interest under all terms and conditions of this Lease, and Lessee will be deemed to have attorned to and recognized such holder or successor as Lessor's successor-in-interest for the remainder of the Lease term or any extension thereof. In such event, the holder of such Mortgage will agree that, so long as Lessee is not then in default hereunder, such holder will recognize this Lease and will not disturb Lessee in its possession of the Leased Premises for any reason other than one which would entitle the Lessor to terminate this Lease under its terms. The foregoing is self-operative and no further instrument of subordination and/or attornment will be necessary unless required by Lessor or the holder of a Mortgage, in which case Lessee will, within ten (10) days after written request, execute and deliver without charge any documents reasonably required by Lessor or such holder in order to confirm the subordination and attornment set forth above. Should the holder of a Mortgage request that this Lease and Lessee's rights hereunder be made superior; rather than subordinate, to the Mortgage, then Lessee will, within ten ( 10) days after written request, execute and deliver without charge such agreement as may be reasonably required by such holder in order to effectuate and evidence such superiority of the Lease to the Mortgage.

          21.  MISCELLANEOUS.
               -------------

               (a) Attorney's Fees. In case it should be necessary or proper for Lessor or Lessee to bring any action under this Lease, then the prevailing party in any such action shall be entitled to reasonable attorneys, fees, expenses and court costs from the non-prevailing party.

               (b) Lessor's Entry/Inspections. With 4 hours' notice, Lessor's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours (or at any time in case of emergency)
(i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last 180 day period prior to expiration of this Lease or following notice from Lessee of Lessee's intent to cancel this Lease pursuant to paragraph 3 `above, for showing the Leased Premises to any prospective tenant In addition, Lessor shall have the right to erect a suitable sign on the Leased Premises stating the Leased Premises are available -for lease. Lessee will provide Lessor with all keys necessary to enter the Leased Premises in case of an emergency.

               (c) No Partnership or Agency. Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of its business or otherwise, or a joint venturer with Lessee. Lessee shall not be deemed an agent of Lessor for any purpose.

               (d) Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly consideration or other payments herein stipulated shall be deemed to be other than an account of the earliest stipulated monthly consideration or other payments then due, or shall any check or writing accompanying any check or payment as monthly consideration or other payment provided for herein be deemed an accord or satisfaction; and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such monthly consideration or other payments or to pursue other remedies provided in this Lease or by law.

               (e) Acceptance of Leased Premises and Building by Lessee. In consideration of the Allowance granted by Lessor to Lessee under paragraph 22 hereof, the taking of possession of the Leased Premises by Lessee shall be conclusive evidence as against Lessee (1) that Lessee accepts the Leased Premises in "AS IS" condition and as suitable for the purpose for which same is leased; (2) that it accepts the Building and the' land and each and every part and appurtenance thereof as being in a good and satisfactory condition; and (3) that Lessee waives any defects in the Leased Premises and its appurtenances. Lessor shall not be liable, except in the event of negligence if and to the extent such liability is indemnified by insurance, and in the event of the intentional act or gross negligence notwithstanding whether such claim is indemnified by insurance, to Lessee or any of its agents, employees, and servants for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur Lessor shall be liable for simple negligence only to the extent Lessor is indemnified by insurance.

          In addition to a visual inspection of the Leased Premises, Lessor warrants and conveys to Lessee that the Leased Premises are in good working order at lease commencement including but not limited to: the roof membrane, HVAC, Telephone System and security system.

               (f) Laws Governing. The laws of the State of Texas shall govern, the interpretation and validity of, and other matters pertaining to, this lease.

               (g) Notice. Any notice which may or shall be given under the terms of this Lease shall, unless otherwise provided herein, be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, postage prepaid, to the address below. Such addresses may be changed from time to time by either party by giving written notice as provided above. Notice shall be deemed given when delivered (if delivered by Hand) or when postmarked (if sent by mail).

          LESSOR:  RGK RENTALS, LTD.
                   1301 West 25th Street Suite 300
                   Austin, Texas 78705

          LESSEE:  APPLIED SCIENCE FICTION, INC.
                   8920 Business Park Drive
                   Austin, Texas 78759
                   Attention: Mark Urdahl

          LESSER:  FACILITIES SERVICES, INC.
                   P.O. Box 830849
                   Richardson, Texas 75083
                   Attention: Jimmie Mayhew

               (h) Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective-during the term hereof, then it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid, or unenforceable, there be added a:5 a party of this Lease a clause or provision as similar to in terms to such illegal, invalid, or unenforceable clause or provision as is enforceable..

               (i) Entire Agreement and Binding Effect. This Lease Agreement, including exhibits A, B, C and D all of which are hereby incorporated herein by reference, constitute the entire agreement between

Lessor and Lessee; no prior written or prior contemporaneous oral promises or representations shall be binding. Paragraph captions herein are for convenience only, and neither limit nor amplify the provisions of this Lease. The provisions of this Lease shall be binding upon and insure to the benefit of the heirs, executors, administrator, successors, and assigns of the parties, but this provision shall * in no way alter the restriction here-in in connection with assignment and subletting by Lessee.

               (j) Assignment by Lessor. Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Leased Premises referred to herein.

               (k) Alterations. This Lease may not be altered, changed, or' amended, except by an instrument in writing signed by both parties herein.

               (l) Gender. When required for clarity, the masculine gender shall also include the feminine and neuter.

          22. Refurbishment Allowance. Lessor grants to Lessee a refurbishment allowance of $269,920.00 (the "Allowance) to be used by Lessee for improvements to and renovation of the Leased Premises (the "Improvements). Upon submission of invoices and releases by Lessee, Lessor shall promptly reimburse Lessee `for actual costs incurred in construction' of the Improvements. Lessee is solely responsible for the cost of any Improvements in excess of the Allowance.

          23. Brokerage. Lessor agrees to pay to KAM Properties, Inc. and the Don Cox Company of Austin, Texas, for services, performed in procurring and negotiating this agreement as set out in the Commission Agreement executed February 20, 1998.

          EXECUTED this 20th day of March, 1998.

          LESSOR:   RKG RENTALS, LTD.
                    By: KMS Ventures, Inc., General Partner


                    By: \s\ Gregory A. Kozmetsky, President
                        -----------------------------------

          LESSEE:   APPLIED SCIENCE FICTION, INC.

                    By: \s\ Mark Urdahl, President and C.E.O.
                        -------------------------------------

                                   EXHIBIT A




                         (DIAGRAM APPEARS IN ORIGINAL)

                                   EXHIBIT B

                             RULES AND REGULATIONS

          1. No signs of any kind or nature, symbol, or identifying mark shall be put on the Building, elevators, staircases, entrances, parking areas or upon' the doors or walls, whether plate glass or otherwise of the Leased Premises nor within the Leased Premises so as to be visible from the public areas or exterior of the Building, without prior written approval of Lessor. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor.

          2. Lessee shall not make or permit any loud or improper noises in the building or otherwise interfere in any way with other Lessees.

          3. Lessor will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not

          4. Lessee, or the employees, agents, servants, visitors, or licensees of Lessee shall not, at any time or place, leave or discard rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building. No animals or vehicles of any description shall be brought into or kept in or about the building.

          5. None of the entries, passages, doors, hallways, or stairways in the building shall be blocked or obstructed.

          6. Lessor shall have the right to determine and prescribe the weight and proper- position of any unusually heavy equipment, including computers, safes, large files, etc., that -are to be placed in the building, and only those which in the exclusive judgment of the Lessor will not do damage to the floors, structure, and/or elevators may be moved into the Building. Any damage caused by installing, moving, or removing such aforementioned articles in the Building shall be paid by Lessee.

          7. All Christmas and other decorations must be constructed of flame retardant materials.

          8. All doors reading from public corridors to the Leased Premises are to be kept closed when not in use.

          9. Canvassing, soliciting, or peddling in the Building is prohibited and Lessee shall cooperate to prevent the same.

          10. Lessee shall, give immediate notice to Lessor in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment or of any known emergency in the Building.

          11. Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic multilith, or multigraph reproductions, except in connection with its own business without Lessor consent and Lessor. `will not unreasonably withhold consent.

          12. Any damages (excepting normal wear and tear). caused to carpet in the Leased Premises shall be repaired or replaced at the expense of Lessee.

          13. Lessee, or the employees, agent, servants, visitors, or licensees of Lessee, shall abide by the Rules and Regulations established from time to time for the parking area.

          14. Lessee shall not allow to pass into any sewer, drain, or toilet serving the Leased Premises or located in the Building any oil, grease or any other deleterious effluent or substance which may cause an obstruction in or damage to such sewer, drain, or toilet.

          15. All areas within the Building are designated as "no smoking areas".

          16. Lessor reserves the right after consultation with Lessee, to rescind any of these Rules and Regulations of the Building, and to make such other and further Rules and Regulations of the Building as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises, and the operation thereof, the preservation of good order therein, and the protection and comfort of the other Lessees in the Building and their agents, employees, and invitees'. Changes- in these `Rules and Regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed. Provided, however, such change's shall not operate so as to change the provisions of the lease agreement between Lessor and Lessee and as long as changes do not effect normal operations of business that are in place at the time on a day-to-day basis.

                                   EXHIBIT C

                               TELEPHONE SYSTEM

          A complete inventory of the Telephone System will be. delivered to Lessee at Lessee's possession of the Leased Premises

                                   EXHIBIT D

                            FAIR.-MARKET RENTAL RATE

          If Lessee elects to renew this Lease, Base Rental and Forecasted Additional Rental for each renewal-term shall be an amount equal to one hundred percent (100%) of the Fair Market Rental Rate of the Leased Premises in relation to market conditions at the time of the extension. The Fair Market Rental Rate of the Leased Premises shall be determined as follows:

          After timely receipt by Lessor of Lessee's notice of exercise of option to renew the Lease, Lessor and Lessee shall have a period of thirty (30) days in which to agree on the Fair Market Rental Rate as the Base Rental for the Leased Premises. If Lessor and Lessee agree on the Fair Market Rental Rate for the Leased Premises, then they shall immediately execute a new lease.

          In the event that Lessor and Lessee are unable to agree as to the Fair Market Rental Rate of the Leased Premises under a renewal of the Lease within thirty (30) days after such notice of intent to renew was' given by Lessee, Lessor and Lessee shall each promptly appoint an appraiser, and the two appraisers so appointed shall select a third, or if they cannot agree upon a third appraiser, either party may petition a court of competent jurisdiction for the appointment of a third appraiser; provided, however, that each appraiser must be an MAI appraiser with at least five (5) years experience in appraising real property in Travis County, Texas. Each party shall be responsible for the compensation, if any, of the third appraiser. Such appraisers shall each make a separate appraisal of the Fair Market Rental Rate of the Leased Premises under a renewal of the Lease and shall deliver copies of their appraisals to Lessor and Lessee, and the average of the three appraisals shall be the figure designated as the Fair Market Rental Rate for the purposes of this renewal option. Lessor and Lessee shall, separately and collectively and in good faith, take any necessary steps to insure. that all three appraisals are completed within-thirty
(30) days after the appointment of the first appraiser to be appointed. If Lessee wishes to renew the Lease at the Fair Market Rental Rate determined by such appraisal, Lessee shall, within ten (10) days after the last appraisal has been delivered to it give notice in writing to Lessor of Lessee's agreement to renew the Lease at a rental rate equal to the average of the three appraisals, which rental rate shall be specified in such notice. Failure by Lessee to timely give such notice of agreement shall terminate the right of Lessee to renew the Lease.


                         (DIAGRAMS APPEAR IN ORIGINAL)

                                  EXHIBIT "C"

Telephone and computer wiring:   Rental rate shall be inclusive of all existing
                                 data and voice Wiring. Any extra internal voice or data wiring necessary to accommodate SA's
                                 Initial office space configuration will be provided by ASF. If relocation is directed by SA, SA will pay for the wiring costs incurred.
                                 If relocation's directed by ASF, ASF will pay for the wiring costs incurred.

Telephone service:               ASF will provide PBX service to SA to support
                                 telephone line trunks from the Local Exchange
                                 Carrier (LEC) of SA's choice. SA will be responsible for contracting for local telephone service directly from a LEC and will pay all costs associated with (A) the Installation of the telephone One trunks, (13) any physicial modification to the PBX required to support such Ones and (C) the Initial programming of the PBX (by Southwestem Bell) to add SA to the system. Once the Ones have been Installed and programmed, ASF will administer all Internal
                                 PBX moves, adds, and changes for SA.

                                 The rental rate shall include the use of voice mailboxes on the existing Voice mail system. These mailboxes will be administered by ASK.

                                 The rental rate shall not Include telephone handsets. ASF can provide telephone handsets to SA for an additional cost.

Computer network service:        ASF can provide a secure firewalled Internet
                                 connection to SA for an additional cost (based on SKs bandwidth requirements). This internet connection will not Include DNS or E Mail services (which SA must provide themselves or contract with an Internet service Provider directly for). ASF can also provide a complete local area network Infrastructure for SA for an additional cod (based on SKs network topology requirements).

Telephone and network service
availability:                    ASF will make every effort to maintain 0110
                                 highest availability possible on all telephone and network services provided to SA. However, ASF will assume no liability for losses due to telephone or computer network changes.

                    ATTORNMENT AND NONDISTURBANCE AGREEMENT

          THIS ATTORNMENT AND NONDISTURBANCE AGREEMENT is made this day of May, 1998, between Applied' Science Fiction, a Delaware corporation ("ASF") and Empower Health Corporation, a Texas corporation ("Empower Health'

                                   RECITALS

          A. RGK Rentals Ltd.; a Texas limited partnership, as lessor, has entered into a lease with ASF, as lessee, dated March 20, 1998, demising a property located at 8920 Business Park Drive in the City of Austin, County of Travis, State of Texas, ("Premises") which Premises are more particularly described in the lease attached hereto as Exhibit-A to Appendix 1 and made a part hereof (the "Lease").

          B. ASF, as sublessor, intends to enter into a sublease with Software Atelier, as sublessee, substantially in the form attached hereto as Appendix 1 and made a part hereof, dated April 20, 1998 demising a portion of the Premises (the "Sublease").

          C. Software Atelier, as sub-lessor, and Empower Health, as sublessee, intend to enter into a sub-sublease with Software Atelier for a portion of the Premises on the second floor north side, as shown in the plan attached hereto as Exhibit B to Appendix 1 (the "Empower Health Premises") (the "Sub-psublease").

          D. Empower Health requires as a condition of its leasehold estate that. the Empower Health Premises be free from encumbrances, except, those approved by it. However, Empower Health will subordinate its Sub-sublease from time to time at ASF's request subject to ASF's agreement that Empower Health's possession and rights under the Subsublease shall not be disturbed.

                                   AGREEMENT

          In consideration. of the Empower Health Premises and other good and valuable consideration, receipt. of which is hereby acknowledged, and the mutual benefits to accrue -to the parties hereto, it is hereby declared understood and agreed as follows:

          1. Amendments to Lease or Sublease.. ASF shall not, in the exercise of any of its rights arising or which may arise out of the Lease or Sublease or of any instrument modifying amending the Sublease or entered into in substitution or replacement thereof, disturb or deprive Empower Health in, or of, its possession or its rights to possession of the Empower Health Premises or of any right or privilege granted to or inuring to the benefit -of Empower Health Corporation under the Sub-sublease.

          2. Nondisturbance. In the event of termination of the Sublease for any reason by reentry, notice, conditional limitation, surrender summary proceeding or other action or proceeding, and- if immediately prior to such surrender, termination or expiration, the Sub-sublease shall be in full force and effect, Empower Health shall not be made a party in any removal or eviction action or proceeding, nor shall Empower -Health be evicted or removed of its possession nor shall its right of possession be disturbed, or in any way interfered with, and the Sub-sublease shall continue in full force and effect as a direct lease from ASF to Empower Health.

          3. Attornment to ASF. In consideration for the covenants made -by ASF herein, Empower shall attorn to ASF that'in the case of default under the Sublease by Software Atelier that it shall recognize ASFas its sublessor under the Sublease.

          4.   Election to Continue.

               (a)    If the Sublease terminates during the term of the sublease
(i) because Software Atelier has exercised an option to terminate the'Sublease,
(ii) by operation of law, (iii) by mutual agreement between the parties to the Sublease, or (iv) for any other reason except as provided in paragraph 2 above, then Empower Health may elect to continue the Sub-sublease in full force and effect notwithstanding such termination of the Sublease, as provided in this paragraph 4(a)

               (b) If the Sublease terminates pursuant to paragraph 4(a) above, an such election by Empower Helath, the Sub-sublease shall continue as a direct sublease between it and ASF without the necessity of executing a new sublease,on the same. terms and conditions as are in effect under the Sub-sublease immediately preceding the termination of the Sublease.

               (c) if software Atelier has elected to' terminate the Subsublease as a result of fire or other casualty or a condemnation in accordance with the terms of the Sub-sublease, and Software Atelier has concurrently exercised a right of termination under the Sublease for the same reason, ASF shall so notify Empower Health, and Empower Health may, within twenty (20) days after receipt of such notice from ASF, give ASF notice of the exercise of Empower Health of any right or option granted to Empower Health under the Sub-sublease in which event Software Atelier's notice of termination of the Sub-sublease shall be void, and the provision `of subparagraph 4 (b) above shall apply.

          5. Acknowledgment of Sublease. Empower Health hereby acknowledges and consents to the existence of the Sublease.

          6. Waiver of Lien. ASF hereby waives and relinquishes any and all rights of remedies against Empower Health, pursuant, to any lien, statutory or otherwise, that it may have against the property, good or chattels of Empower Health in or on the Empower Health Premises.

          7. Notices. Any notices, consents, approval, submission demands or other communications (hereinafter collectively referred to as "Notice") given under this Attornment and Nondisturbance Agreement shall be in writing. Unless otherwise required by law or governmental regulation, Notices shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by a same day or overnight courier services providing for delivery upon receipt to any or all parties, at the addresses herein set forth or such other address as parties may designate by Notice to the other parties. All Notices shall become effective only on the receipt or rejection of same by the proper parties.

          If to ASF, then to:

          FACILITIES SERVICES, INC.
          PO Box 830-849
          Richardson, Texas 75083
          Att: Jimmie Mayhew

          APPLIED SCIENCE FICTION, INC.
          8920 Business Park Drive, #300
          Donald W.Hackett, president

               Austin, Texas 78759
               Att: Mark Fuchs

          If to EMPOWER HEALTH, then to:

               Donald W. Hackett
               Empower Health Corporation
               4008 River Place Boulevard
               Austin, Texas 78730

9. No amendment or modification of this Agreement shall be valid or binding unless in writing, signed by the party or parties to be bound thereby.

10. This Agreement may be executed in one or more counterparts, each of which when exchanged shall be considered an original document.

11. This Agreement is intended to be recorded and to run with the land and any portion thereof.

12. This Attornment and Nondisturbance Agreement shall be binding upon and inure to the benefit of the subtenants, successors and/or assigns of the parties hereto (including, without limitation, any person or entity acquiring title to the Premises by foreclosure or otherwise). In this Attornment and Nondisturbance Agreement the singular number includes the plural, and any gender includes all other genders.

     IN WITNESS WHEREOF, the parties hereto have each caused this Attornment and Nondisturbance Agreement to be executed on the date and year first above written pursuant to the proper authorities which have been duly delegated to them.

                                        APPLIED SCIENCE FICTION, INC.,
                                        a Delaware corporation

                                        By:
                                           --------------------------------
                                        Name:
                                              -----------------------------
                                        Its:
                                             ------------------------------


                                        EMPOWER HEALTH CORPORATION,
                                        a Texas corporation

                                        By:
                                           --------------------------------
                                               Donald W. Hackett, President

STATE OF TEXAS    (S)
                  (S)

COUNTY OF BEXAR   (S)

          This instrument was acknowledged before me the______ day of ________________ 1998 by ____________________________________, of Applied
Science Fiction, a Texas corporation, on behalf of said corporation.



                                         --------------------------------------
                                         Notary Public for the State of Texas


STATE OF TEXAS    (S)
                  (S)

COUNTY OF TRAVIS  (S)

          This instrument was acknowledged before me on the _________ day of ____________, 1998 by Donald W. Hackett, President of Empower Health Corporation, Texas corporation on `behalf of said corporation.



                                         --------------------------------------
                                         Notary Public for the State of Texas

                                              The Software Atelier
                                              3006 Longhorn Boulevard, Suite 105
                                              Austin, Texas 78758

                                              May 6, 1998

Empower Health Corporation
4008 Rivei Place Boulevard
Austin, Texas 78730

Gentlemen:

Oftice Sub-sublease Under Negotiation

          Enclosed please find a check for $21,266.00. This money is prepayment of the first monthis rent and security deposit that will be due under the sub-sublease being negotiated between us at present for 5,800 square feet (including a common area factor of 16%) on the first floor north side at 8920 Business Park Drive, Austin, Texas (the "Premises").

          If such sub-sublease negotiations do not result in a binding sub-sublease agreement in relation to the Premises by May 20, 1998, this money shall be refunded to Empower Health Corparation on the same day in the form of a cashier's check.

Sincerely yours,

EMPOWER HEALTH CORPORATION

By:  \s\ D. Hackett
     ------------------------------
     David Hackett, President

                  CERTIFICATE AND ACKNOWLEDGEM[EN OF RECEIPT

          I, \s\ Ken Bresner [name], Managing Partner - [title] of Software Atelier L.L.C., a Texas limited liability company do hereby ageeto the terms of this letter and hereby acknowledge receipt of Empower Health Corporation (formerly Personal Medical Records, Inc.) check no 1066 in the amount of $21,266.00.

                           (SIGNATURE PAGE FOLLOWS]

                     LETTER OF DONALD HACKETT, May 6, 1998
                   CERTMCATE AND ACKNOWLEDGENmNT OF RECEIPT
                                SIGNATURE PAGE

THE SOFTWARE ATELIER, L.L.C.

By:     \s\ K.C. Bresnen
        ----------------

Name:   K.C. Bresnen
        ----------------

Title:  Managing Partner
        ----------------

                                                                      Appendix 3

                        SOFTWARE ATELIER'S WORK LETTER

          Capitalized terms in this Work Letter shall have the same definitions as those given to them in the Agreement for Sublease.

          1. Painting. The Software Atelier shall paint all walls internal to the initial rental space.

          2. Lighting. The Software Atelier shall provide a total of 24 fluorescent lighting fixtures, similar to the 9 already installed, in the initial rental space.

          3. Cabling. The Software Atelier shall provide electrical power terminating in boxes in the ceiling and communications cabling of the Base Area sufficient to serve up to fifty (50) workstation cubicles each with computers, printers and telephones. The Software Atelier shall not be responsible for connecting such cubicles to termination boxes.

                                                                      Appendix 4

                      SUBLESSOR CONSENT TO SUB-SMEASE AND
                             ESTOPPEL CERTIFICATE

          The undersigned, Applied Science Fiction, a Delaware corporation ("ASF"), hereby consents to the sub-sublease of a portion of the premises which ASF has subleased to Software Atelier, L.L.C., a Texas limited liability company's ("Software Atelier's") under the sub-sublease agreement described below to Empower Health Corporation, a Texas corporation ("Empower Health") (the "Agreement") and certifies to Empower Health and agrees as follows:

          1. Sublessor and Sublessee entered into that certain sublease dated April 20, 1998 (the "Sublease"), the demised premises of which are shown on Exhibit B to Appendix 1 of the Sublease and located in the areas known as "First Floor North" and "Second Floor North" at 8920 Business Park Drive in the City of Austin, County of Travis, State of Texas (the "Building") (the "Sublease Premises").

          2. Software Atelier, as sub-sublessor, and Empower Health, as sub-sublessee, shall enter into the Agreement for portions of that part of the Sublease Premises known as "Second Floor North"on the second floor north side of the Building (the "Empower Health Premises").

          3. The term of the Agreement shall commence on the date of the Agreement. Rent under the Agreement shall commence on the same date.

          4. Empower Health shall enter into occupancy of the Empower Health Premises on or about May 20, 1998.

          5. The term of the Agreement shall expire on October 31, 2000. The Agreement provides for no renewal option(s).

          6. The amount of fixed monthly base rent under the Agreement shall be as follows:

     May 12,.1998 - Sep. 30,1998      $10,633/mo    (5,800 rentable sf $22.00)
     Oct. 1, 1998 - Dec. 31, 1998     $14,887/mo    (8,120 rentable sf $22.00)
     Jan. 1, 1999 - Jul. 31, 1999     $20,203/mo   (11,020 rentable st $22.00)
     Aug. 1, 1999 - Oct. 31, 2000     $20,663/mo   (11,020 rentable sf $22.00)

          7. The amount of the. security deposit (if my) deposited by Empower Health with Software Atelier is $10,633. No other security or other deposits shall be made.

          8. ASF hereby certifies that there are no actions, whether voluntary or otherwise pending against ASF pursuant to the bankruptcy or insolvency Laws of the United States or any state thereof.

          9. ASF represents and warrants that it has not used, generated, released, dischargd, stored or disposed of any Hazardous Substances (as such term is defined in the Agreement) on, under, in or about the Premises (as defined in paragraph 13 of this Consent and Estoppel Certificate), or transported any Hazardous Substances to or from the Premises, other than Hazardous Substances used in the ordinary and commercially reasonable course of ASF's business in compliance with all applicable laws.

          10.  ASF`s address for notices under the terms of the Sublease is:

          Applied Science Fiction, Inc.
          8920 Business Park Drive
          Suite 300
          Austin, Texas 78759
          Attention: Mark Fuchs

          Facilities Services, Inc.
          P.O. Box $30849
          Richardson, Texas 75083
          Attention: Jimmie Mayhew

          11. ASF hereby agrees to recognize Empower Health as the sub-sublessee under the Agreement.

          12. ASF acknowledges and agrees that information furnished to Empower Health is being relied upon by Empower Health in connection with its acquisition of its interest under the Agreement and that Empower Health, its successors and assigns may rely on the statements and representations made herein.

          13. ASF hereby consents to the demise of Empower Health's interest under the Agreement to Empower Health in every respect, and hereby acknowledge the such demise does not cause a default or otherwise violate any of the terms and conditions of that certain lease with RGK Renttals, Ltd. dated March 20, 1998 for the entire Building, together with the related padding, driveways and landscaped areas described more particularly in such lease (the "Premise"), or the Sublease.

          DATED this 29 day of May, 1998.

                                 Applied Science Fiction, Inc.


                                 By:  \s\ Mark A. Fuchs
                                      ------------------

                                 Name:  Mark A. Fuchs
                                        ---------------

                                 Title:
                                        ----------------

            Waiver of Condition 20.2 of Agreement for Sub-sublease
                         (Empower Health Corporation)

                                  WITNESSETH

          WHEREAS, the'Empower Health Corporation, a Texas corporation, ("Empower Health") entered into that certain Agreement for Sub-sublease on May 22, 1998 (the "Agreement") together with The Software Atelier L.L.C., a Texas limited liability company ("Software Atelier") for sections of the "Second Floor North" of the building at 8920 Business Park Drive, Austin, Texas (the "Building") as more particularly described in the Agreement; and

          WHEREAS, paragraph 20.3 of the Agreement makes the execution by RGK Rentals Ltd. ("RGK"), as lessor on the Main Lease for the Building, of the Lessor's Covenant to Notify Sublessee of a Default on the Lease attached as Appendix 5 to the Agreement a condition for the effectiveness of the Agreement ("Condition 20.3"); and

          WHEREAS Applied Science Fiction, a Delaware corporation, is the sublessor on the Main Sublease and lessee on Main Lease for the Building and has executed Sublessor's Covenant to Notify Sublessee and Sub-sublessee of a Default on the Lease and Provide Monthly Copy of Rental Payment, appended to this Waiver as the Appendix to Waiver (the "Sublessor's Covenant"); and

          WHEREAS, given the existence of the Sublessor's Covenant, the Company is desirous of waiving Condition 20.3;

          NOW, THEREFORE, the Company waives Condition 20.3.

          Except as expressly waived hereby, the conditions for effectiveness of the Agreement are confirmed in every respect and shall remain conditions for effectiveness of the Agreement

          This Waiver shall be construed and enforced in accordance with the laws of the State of Texas.

          The Agreement shall be incorporated in this Waiver by reference. Capitalized terms in this Waiver shall have the same meanings as those terms in the Agreement, unless otherwise defined herein.

          Executed effective May 29, 1998.

                                 EMPOWER HEALTH CORPORATION


                                 Name:  \s\ D. Hackett
                                        --------------

          SUBLESSOR'S COVENANT TO NOTIFY SUBLESSEIECAND SUB-SUBLESSEE OF A DEFAULT ON THE LEASE AND PROVIDE MONTHLY COPY OF RENTAL PAYMENT

          It is hereby understood that Applied Science Fiction, Inc. will provide to both The Software Atelier and Empower Health a copy of each monthly rental check paid to RGK Rentals, Ltd, Lessor of 8920 Business Park Drive.

          To restate items within the Main Lease, Lessee Applied Science Fiction incurs a 5% of gross rent late charge if the monthly rent is not paid within the first ten days of the month. Thus, a copy of such payment will be hand-delivered each month no later than the 10th day to the Sublesse and Sub-Sublessee. Thus, Sublessee and Sub-Sublessee would know no later than the 11th day of any month as to whether the Lessee was in danger of defaulting on the Main Lease.
Further, Lessee has ten business days to cure after written notice from Lessor, a copy of such notice Lessee is bound by Agreement to provide Sublessee, and via this letter, Empower Health. In addition, ASF has a $300,000 security deposit at stake through the term of TSA and Empower Health's sublease and sub-sublease.

          Also, in the Sublease Agreement with The Software Atelier, ASF is committed via the following language, "Sublessor shall immediately forward to Sublessee copies of all notices it receives from Lessor regarding the Leased Premises." Via this letter, this directive shall, be expanded to forward all such notices to Empower Health also.

AGREED TO:                          AGREED TO:


------------------------------      ------------------------------
Applied Science Fiction             Software Atelier

Date: May 29, 1998                  Date: May 28, 1998
      ------------------------            ------------------------

                                    AGREED TO:

                                    \s\ D. Hackett
                                    ------------------------------
                                    Empower Health
                                    Date: May 28, 1998